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                                                                    Exhibit 10.3
                                                                  EXECUTION COPY

                           THIRD AMENDED AND RESTATED
                            REFUND ANTICIPATION LOAN
                             PARTICIPATION AGREEMENT


            THIS THIRD AMENDED AND RESTATED REFUND ANTICIPATION LOAN PARTICIPATION AGREEMENT (this "Agreement"), dated as of January 1, 2004, is made by and among BLOCK FINANCIAL CORPORATION, a Delaware corporation ("BFC"), HOUSEHOLD TAX MASTERS INC., a Delaware corporation ("Tax Masters"), and HOUSEHOLD TAX MASTERS ACQUISITION CORPORATION, a Delaware corporation ("HTMAC").

                                    RECITALS

            A. BFC, Tax Masters and Household Bank, f.s.b., a federal savings bank ("HB"), are parties to the Amended and Restated Refund Anticipation Loan Participation Agreement, dated as of January 6, 2003 (the "First Amended and Restated RAL Participation Agreement"), where BFC agreed to purchase from Tax Masters and Tax Masters agreed to sell to BFC a participation interest in refund anticipation loans made to customers of both H&R Block Tax Services, Inc., a Delaware corporation ("Block Tax Services"), and its affiliates and certain franchisees of HRB Royalty, Inc., a Delaware corporation ("Royalty") and their affiliates.

            B. HB ceased its operations and in connection therewith, Tax Masters engaged Imperial Capital Bank, a California state-chartered commercial bank ("ICB"), to perform the origination function for Refund Anticipation Loans ("RALs") and issuing function for Refund Anticipation Checks ("RACs") for 2003 and 2004.

            C. Tax Masters, HTMAC and ICB entered into an Amended and Restated Sale and Servicing Agreement for RALs and RACs, dated as of January 3, 2003 (the "Sale and Servicing Agreement"), which represents the basic agreement between Tax Masters, HTMAC and ICB regarding the RAL program pursuant to which (i) Tax Masters services the loans originated by ICB under the RAL program, and (ii) HTMAC purchases participation interests in RALs from ICB. Redacted copies of the Sale and Servicing Agreement and all amendments thereto will be delivered by Tax Masters or HTMAC to BFC.

            D. H&R Block Services, Inc., a Missouri corporation ("Block Services"), on behalf of itself and its subsidiaries, Block Tax Services, and Royalty (Block Services, Block Tax Services and Royalty are collectively referred to herein as "Block Companies"), Tax Masters and Beneficial Franchise Company, Inc., a Delaware corporation ("Beneficial Franchise") (Tax Masters and Beneficial Franchise are collectively referred to herein as "Household Companies"), and for certain limited purposes, HB, have entered into an Amended and Restated Refund Anticipation Loan Operations Agreement, dated as of January 6, 2003 (the "First Amended and Restated RAL Operations Agreement").

            E. Block Companies and Household Companies are parties to a letter agreement, dated November 11, 2002 (the "First ICB Consent Letter"), pursuant to which Block Companies consented to ICB as the RAL originator under the First Amended and Restated RAL
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Operations Agreement, subject to the right of Block Companies in their sole discretion, during the ten (10) day period from June 1 through June 10, 2003, to provide written notice to Tax Masters, Beneficial Franchise and ICB that ICB is not acceptable as the RAL originator and RAC issuer for future Tax Periods, in which event Household Companies agree to substitute a financial institution chartered by the Office of Thrift Supervision or the Office of the Comptroller of the Currency (a "Federally Chartered Financial Institution") as the RAL originator and RAC issuer for future Tax Periods (the "Block ICB Termination Right").

            F. Block Companies and Household Companies have entered into a Second ICB Consent Letter, dated June 9, 2003 (the "Second ICB Consent Letter"), pursuant to which Block Companies have agreed to refrain from exercising the Block ICB Termination Right for the 2004 Tax Period, on certain terms and conditions, subject to Block Companies' absolute right in their sole discretion during the ten (10) day period from June 1 through June 10 of any year, to provide written notice to Tax Masters, Beneficial Franchise and ICB, that ICB is not acceptable as the RAL originator and RAC issuer for future Tax Periods, in which event Household Companies agree to substitute a Federally Chartered Financial Institution as the RAL Originator and RAC issuer for future Tax Periods, provided that any entity selected by Household Companies (other than an Affiliate of Household Companies that is a Federally Chartered Financial Institution having sufficient capital to fulfill its anticipated obligations with respect to the RAL Program) shall be subject to the consent of Block Companies, which consent shall not be unreasonably withheld.

            G. The Block Companies and the Household Companies have entered into a Second Amended and Restated RAL Operations Agreement, dated as of June 9, 2003 (the "Second Amended and Restated RAL Operations Agreement").

            H. BFC and Tax Masters are parties to the Second Amended and Restated Refund Anticipation Loan Participation Agreement, dated as of June 9, 2003 (the "Second Amended and Restated RAL Participation Agreement"), which reflected the continuation of ICB as the RAL originator and RAC issuer for the 2004 Tax Period, subject to the terms and conditions of the Second ICB Consent Letter and the Second Amended and Restated RAL Participation Agreement.

            I. Pursuant to a Waiver of Rights Under Amended and Restated Refund Anticipation Loan Participation Agreement, dated January 6, 2003, BFC waived its right to purchase Participation Interests with respect to RALs originated from January 1, 2003 to April 30, 2003, therefore, an amendment to the Second Amended and Restated RAL Participation Agreement to reflect the fact that HTMAC (not Tax Masters) is the owner of the Participation Interests being sold to BFC, was not necessary in the past.

            J. The parties desire to amend and restate the Second Amended and Restated RAL Participation Agreement as hereinafter set forth to reflect that fact that HTMAC, rather than Tax Masters, is the seller of the Participation Interests to BFC.


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                                    AGREEMENT

            NOW, THEREFORE, for and in consideration of the premises and of the agreements of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BFC, HTMAC and Tax Masters hereby covenant and agree that the Second Amended and Restated RAL Participation Agreement is hereby amended and restated in its entirety with respect to Participation Interests purchased by BFC and certain other acts and events that occur from and after the effective date hereof, by deleting the provisions of Sections 1.1 through 7.17 as the same now appear and by substituting therefor the following Sections 1.1 through 7.17:

                                    ARTICLE I
                                   DEFINITIONS

            Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meaning set forth below:

            "Affiliate" of any Person shall mean any other Person controlling, controlled by or under common control with such Person.

            "Applicable Percentage" shall mean the percentage set forth for a particular Tax Period in Section 2.5.

            "Applicable Tax Period" shall mean any of the ten consecutive Tax Periods commencing with and including the Tax Period beginning January 1, 1997 and ending with and including the Tax Period beginning January 1, 2006.

            "BFC" shall mean Block Financial Corporation, a Delaware corporation.

            "Block Franchise" shall mean an office owned by a franchisee of Block Services or its subsidiaries that operates under the "H&R Block" name that is open to the public for the preparation of tax returns.

            "Block ICB Termination Right" shall have the meaning set forth in Recital E.

            "Block Office" shall mean (i) an office owned by Block Services or its subsidiaries that operates under the "H&R Block" name and is open to the public for the preparation of tax returns and (ii) a Corporate Franchise.

            "Block Services" shall mean H&R Block Services, Inc., a Missouri corporation.

            "Block Tax Services" shall mean H&R Block Tax Services, Inc., a Missouri corporation.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Bridgewater, New Jersey are authorized or obligated by law or executive order to be closed.


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            "Claim" shall have the meaning set forth in Section 6.2.

            "Closing Date" shall mean with respect to a Participation Interest, the date on which such Participation Interest is sold to BFC pursuant to this Agreement.

            "Collections" shall mean (i) all finally collected funds received by Tax Masters as servicer for the RAL Originator and applied to Participated Pool RALs, whether such finally collected funds arise from receipt of cash, checks, wire transfers, ATM transfers, exercise of rights of offset or other form of payment, (ii) promissory notes and/or other evidence of indebtedness accepted by Tax Masters as servicer for the RAL Originator from or on behalf of Obligors in payment of Participated Pool RALs (in which case such Collections shall be deemed to be received by the RAL Originator for purposes of this Agreement on the Business Day on which such promissory note or evidence of indebtedness was received by the RAL Originator) and (iii) all fees charged by the RAL Originator to customers of Block Offices for issuing Pool RACs (in which case such Collections shall be deemed to be received by the RAL Originator for purposes of this Agreement on the Business Day on which such RAC is delivered to the customer).

            "Corporate Pool RAL" shall have the meaning given such term in the definition of "Pool RAL."

            "Corporate Franchise" or "Corporate Franchisee" shall mean a Person authorized directly by Block Services (or an Affiliate of Block Services) pursuant to a corporate franchise agreement to operate a Block Office. Corporate Franchise or Corporate Franchisee does not include a Person authorized by a major franchise agreement between a Major Franchisee and Block Services, or an Affiliate of Block Services, to operate a Block Franchise and to subfranchise others to operate a Block Franchise within a specified territory, or a subfranchisee of a Major Franchisee.

            "Defaulted Pool RAL" shall mean each Participated Pool RAL which, in accordance with the RAL Guidelines and Tax Masters' customary and usual servicing procedures for RALs, the RAL Originator has charged off as uncollectible; provided, however, that no Pool RAL originated during any Tax Period shall be classified as a Defaulted Pool RAL prior to January 1 of the following year.

            "Eligible RAL" shall mean each Pool RAL:

            (a) that was created by the RAL Originator, and is in compliance in all material respects, with the Second Amended and Restated RAL Operations Agreement (or a Major Franchisee RAL Agreement, as the case may be) and the federal Equal Credit Opportunity Act, 15 U.S.C. Sections 1691 et seq.;

            (b) (i) as to which any blank preprinted form of disclosure statement supplied by Tax Masters on behalf of the RAL Originator to the tax preparation office at which such Pool RAL was originated for use in connection with the origination of such Pool RAL complied, as to form (subject to proper completion), with the requirements of the federal Truth-in-Lending Act, 15 U.S.C. Sections 1601 et seq. ("TILA") (it being understood that the foregoing shall not be deemed a warranty by Tax Masters that such form has


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      been properly completed) and (ii) that was created in compliance with the other requirements of TILA; and

            (c) as to which, at the time of the sale of the Participation Interest in such Pool RAL to BFC, HTMAC had good and marketable title thereto free and clear of all Liens arising under or through HTMAC or any of its Affiliates.

            "ERA Operations Agreement" shall mean the ERA Operations Agreement as in effect from time to time between BFC, Royalty, Tax Masters and Beneficial Franchise.

            "Excluded RAL" shall have the meaning set forth in Section 5.2.

            "Federally Chartered Financial Institution" shall have the meaning set forth in Recital E.

            "First Amended and Restated RAL Participation Agreement" shall have the meaning set forth in Recital A.

            "First ICB Consent Letter " shall have the meaning set forth in Recital E.

            "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative judicial, regulatory or administrative functions pertaining to government.

            "HB" shall mean Household Bank, f.s.b., a federal savings bank.

            "HTMAC" shall mean Household Tax Masters Acquisition Corporation, a Delaware corporation.

            "ICB" shall mean Imperial Capital Bank, a California state chartered commercial bank.

            "Ineligible RAL" shall have the meaning set forth in Section 4.4(c).

            "Lien" shall mean any pledge, hypothecation, assignment, encumbrance, security interest, lien (statutory or other) or other security agreement of any kind or nature whatsoever, including (without limitation) any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

            "Major Franchisee" shall mean, subject to the terms of Section 7.17 hereof, the Person authorized by a major franchise agreement with Block Services, or with an Affiliate of Block Services, to operate a Block Office and to subfranchise others to operate Block Office within a specified territory.

            "Major Franchisee Pool RAL" shall have the meaning given such term in the definition of "Pool RAL."


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            "Major Franchisee RAL Agreement" shall mean an agreement from time to time between Tax Masters and/or any one or more Affiliates of Tax Masters and a Major Franchisee pursuant to which RALs are made to customers of Block Offices of such Major Franchisee or its subfranchisees, as the same may be amended, modified or supplemented from time to time.

            "No Fee RAL" shall mean any RAL for which no RAL fee is charged to a customer.

            "Notifying Party" shall have the meaning set forth in Section 5.2.

            "Obligor" shall mean, with respect to any RAL, the Person or Persons obligated to make payments to the RAL Originator, or an Affiliate of the RAL Originator, with respect to such RAL.

            "Originator Party" shall mean any Person or entity through whom Pool RALs or Pool RACs are made or serviced, and any other Person or entity that prepares or arranges for the preparation of a tax return for a Pool RAL or Pool RAC customer, or that files, makes or transmits or assists or arranges for the filing, making or transmission of any such tax return, refund request or Pool RAL or Pool RAC request, or that acts as a network or service bureau in connection with any of the foregoing, or that owns, distributes, licenses or otherwise has an interest in any software or other intellectual property used in connection with any of the foregoing or in any trademark, service mark or brand name under which Pool RALs or Pool RACs are promoted.

            "Participated Pool RAL" shall mean any Pool RAL in which a Participation Interest has been sold to BFC pursuant to Section 2.1 and has not been reassigned to HTMAC or repurchased by HTMAC pursuant to this Agreement.

            "Participation Interest" shall have the meaning set forth in Section 2.1.

            "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

            "Pool RAC" shall mean any RAC issued by the RAL Originator through a Block Office owned by Block Services, a Corporate Franchise, a Major Franchisee, a subfranchisee of a Major Franchisee or any Affiliate of any of the foregoing.

            "Pool RAL" shall mean (a) any RAL made by the RAL Originator through a Block Office owned by Block Services, a Corporate Franchise or either of their Affiliates, pursuant to or under color of (i) the Second Amended and Restated RAL Operations Agreement or (ii) a referral to the RAL Originator by Block Services, such Corporate Franchise or such Affiliates pursuant to a contractual electronic filing arrangement with any other Person and (b) any electronic refund advance ("ERA") made by the RAL Originator originated through On-Line Tax Preparation ("OTP") software pursuant to the ERA Operations Agreement (a RAL or ERA described in subclause (a) or (b) may hereinafter be referred to as a "Corporate Pool RAL") and (c) any RAL made during any Tax Period by a Major Franchisee or a subfranchisee of a Major Franchisee, pursuant to or under color of (i) a Major Franchisee RAL Agreement or (ii) a


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referral to the RAL Originator by a Major Franchisee, or a subfranchisee or such
Major Franchisee, of an Obligor whose federal income tax return was filed electronically by such Major Franchisee, or subfranchisee of such Major Franchisee, pursuant to a contractual electronic filing arrangement between such Major Franchisee or subfranchisee and any other Person (a RAL described in this subclause (c) may hereinafter be referred to as a "Major Franchisee Pool RAL"). Notwithstanding the foregoing, "Pool RAL", "Corporate Pool RAL", and "Major Franchisee Pool RAL", shall not include any RAL for which no RAL fee is charged to a customer (a "No Fee RAL").

            "Principal Amount" of a RAL, shall mean:

            (a) the aggregate amount paid or payable by the RAL Originator to or for the account of an Obligor in connection with a RAL, and shall in any event include (i) the amount of any check properly issued or authorized to be issued by the RAL Originator to the order of any such Obligor, and (ii) any amounts paid or payable by the RAL Originator for the account of Obligor to any Originator Party, the Internal Revenue Service or any other Person (whether or not the RAL Originator has a right, contingent or otherwise, to withhold or retain any portion of such amount). The "Principal Amount" of a RAL shall not include any financing fee or refund account fee payable by such Obligor to the RAL Originator for such RAL. Each of the foregoing elements of a RAL shall be deemed to be made for purposes of this Agreement on the Business Day on which the RAL check clears the bank account used by the RAL Originator for the disbursement of RALs and such fact has been recorded in the computer files the RAL Originator uses for administering RALs; and

            (b) shall also include any payment made at any time by the RAL Originator with respect to any lost, altered or stopped check issued by or on behalf of the RAL Originator in connection with a RAL described in paragraph (a) (the "Underlying RAL"), as well as any payment by the RAL Originator with respect to any lost, altered or stopped replacement check. Payments on any RAL described in this paragraph (b) shall be deemed to be made for purposes of this Agreement on the Business Day when the replacement RAL check clears the bank account used by the RAL Originator for the disbursement of RALs and such fact has been recorded in the computer files the RAL Originator uses for administering RALs.

            "Purchase Price" shall mean the purchase price for a Participation Interest to be paid by BFC to HTMAC as calculated pursuant to Section 2.3.

            "RAC" means a check issued by the RAL Originator and delivered to a taxpayer pursuant to a Refund Anticipation Check Service.

            "RAL" shall mean any refund anticipation loan from time to time made by the RAL Originator.

            "RAL Guidelines" shall mean the RAL Originator's policies and procedures from time to time relating to the operation of its refund anticipation loan business, including (without limitation) the policies and procedures for determining the credit worthiness of refund


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anticipation loan customers, the extension of credit to refund anticipation loan customers and relating to the collection and charge off of refund anticipation loans.

            "RAL Originator" shall mean the insured depository institution engaged by Tax Masters (subject to the Block Companies' rights under the Letter Agreement and the Second ICB Consent Letter) to serve as the originator under the RAL Program.

            "RAL Participation Agreement" shall have the meaning set forth in Recital D.

            "RAL Program" shall have the meaning assigned to it in the Second Amended and Restated RAL Operations Agreement.

            "Reassignment Amount" shall have the meaning set forth in Section
4.3.

            "Reassignment Date" shall have the meaning set forth in Section 4.3.

            "Refund Anticipation Check Service" shall mean a service pursuant to which a check in the amount of a taxpayer's federal income tax refund, less the sum of (a) fees charged for the making of the check, (b) tax preparation fees and (c) other properly withheld amounts, is delivered to a taxpayer on account of a direct deposit refund (other than in connection with a RAL made in advance of receipt of the related refund). "Refund Anticipation Check Service" includes the delivery of a direct deposit refund check to a taxpayer in connection with such taxpayer's denied RAL application.

            "Repurchase Value" of a Participated Pool RAL at any time shall mean the Principal Amount of such Participated Pool RAL, less any Collections received with respect to such Participated Pool RAL.

            "Sale and Servicing Agreement " shall have the meaning set forth in Recital C.

            "Second Amended and Restated RAL Operations Agreement" shall have the meaning set forth in Recital G.

            "Second Amended and Restated RAL Participation Agreement" shall have the meaning set forth in Recital H.

            "Second ICB Consent Letter" shall have the meaning set forth in Recital F.

            "Tax Period" for any year shall mean the period from and including January 1 of such year to and including August 15 of such year.

            "Tax Masters" shall mean Household Tax Masters, Inc., a Delaware corporation.

            "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

            "Underlying RAL" shall have the meaning given that term in paragraph
(b) of the definition of "Principal Amount".


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            Section 1.2. Other Definitional Provisions. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the plural. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section and subsection references contained in this Agreement are references to Sections and subsections in this Agreement unless otherwise specified.

                                   ARTICLE II
                   PURCHASE AND SALE OF INTERESTS IN POOL RALS

            Section 2.1. Purchase and Sale of Participation Interests in Pool RALs.

            (a) Purchase and Sale. Subject to the conditions set forth in this Agreement, HTMAC agrees to sell to BFC, and BFC agrees to purchase from HTMAC, from time to time, on a "checks cleared" basis, an undivided ownership interest in, and in an amount equal to the Applicable Percentage of, all of HTMAC's right, title and interest in and to each Pool RAL hereafter created, including all monies due or to become due with respect thereto and all Collections pertaining thereto and other proceeds (as defined in the UCC as in effect in the State of Delaware) thereof (a "Participation Interest"). Subject to the conditions set forth herein BFC agrees to pay for, purchase and accept all Participation Interests from time to time as provided herein. Except for the representations and warranties expressly made by HTMAC and Tax Masters in this Agreement, Participation Interests (and acquisition thereof by BFC) shall be without recourse to HTMAC. Tax Masters and HTMAC represent and warrant to BFC that the Pool RALs were originated in compliance with the Final Credit Criteria and Final RAL and RAC Fees (as defined in the Second Amended and Restated RAL Operations Agreement) and applicable law, excluding, however, any failure to comply which results from (i) any misrepresentation or omission to state a material fact by a RAL Customer, or (ii) action or inaction by any Block Office, Major Franchisee or subfranchisee of a Major Franchisee to perform its explicit obligations under this Agreement, or a corporate franchise agreement between Block Services and a Corporate Franchise, a Major Franchisee RAL Agreement, or a subfranchisee agreement relating to the RAL Program between a Major Franchisee and a subfranchisee, as applicable (except for any action or inaction by such entities due to changes to the RAL Program required by the RAL Originator or Tax Masters outside of the deadlines set forth in this Agreement for any such changes).

            (b) Conveyance of Participation Interest. The conveyance by HTMAC to BFC of a Participation Interest in a Pool RAL shall be deemed to occur at the time when HTMAC receives full payment from BFC of the Purchase Price in respect to such Participation Interest corresponding to such Participated Pool RAL and all other Participated Pool RALs of HTMAC arising on the same day. Upon such conveyance, BFC shall be the owner, to the extent of the Applicable Percentage, of a Participation Interest in such Pool RAL. The parties intend that if and to the extent that any conveyance of a Participation Interest in a Pool RAL is not deemed a sale of a Participation Interest, HTMAC shall be deemed to have granted to BFC a security interest in the Participation Interest that was purportedly conveyed and that this


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      Agreement shall constitute a security agreement under applicable law.
      HTMAC agrees to authorize the filing of financing and continuation statements as BFC may from time to time reasonably request with respect to Participation Interests hereafter created or arising.

            (c) True Sale and Nonconsolidation Opinions. Upon BFC's request, Tax Masters and HTMAC agree to use all commercially reasonably efforts to obtain for BFC (i) a "true sale" opinion of counsel to Tax Masters and HTMAC with respect to the sale by HTMAC and the purchase by BFC of the Participation Interests in the Pool RALs, and (ii) a "nonconsolidation" opinion of counsel to Tax Masters and HTMAC with respect to HTMAC and any other subsidiary of Tax Masters that owns the Participation Interests prior to such sale and purchase, in both cases in form and substance typically employed in off-balance sheet financing or sale transactions generally; provided, however, that in connection with such efforts (A) neither Tax Masters nor HTMAC shall be obligated to restructure the terms of any agreement relating to the RAL Program, or any aspect of the RAL Program itself, in any way that adversely affects the economic interests of Tax Masters, HTMAC or their Affiliates, and (B) the failure of Tax Masters and HTMAC to obtain such opinions (after making commercially reasonable efforts to do so) shall not constitute a breach of any of Tax Masters' or HTMAC's obligations under this Agreement and shall in no event give rise to any liability on the part of Tax Masters, HTMAC or any of their Affiliates. With respect to such opinions and the RAL Program for a particular Tax Year, (1) BFC shall use all commercially reasonable efforts to request such opinions as soon as reasonably possible during the immediately preceding calendar year, and in any event, no later than September 1st of such preceding calendar year absent major structural changes to the RAL Program made or proposed by Tax Masters or HTMAC, (2) BFC shall use all commercially reasonable efforts to identify the entity, if any, with whom it intends to effectuate any financing or sale transaction, and the proposed structure of such financing or sale transaction, as soon as reasonably possible during the immediately preceding calendar year, and in any event, no later than September 1st of such preceding calendar year absent major structural changes to the RAL Program made or proposed by Tax Masters or HTMAC, and (3) BFC, HTMAC and Tax Masters shall cooperate and use all commercially reasonable efforts to complete all changes to the RAL Program, if any, and the legal documents and agreements reflecting such changes, if any, as soon as reasonably possible during the immediately preceding calendar year, and in any event no later than October 15th of such preceding calendar year absent major structural changes to the RAL Program made or proposed by BFC, HTMAC or Tax Masters. BFC shall be solely responsible for all legal fees of the parties associated with any opinion undertaken pursuant to this Section 2.1(c). In connection with any request by BFC for an opinion pursuant to this Section 2.1(c) for a particular Tax Year, Tax Masters and HTMAC shall, upon reasonable request by BFC, provide to BFC copies of all material operative agreements executed by Tax Masters, HTMAC or their Affiliates relating to the origination of RALs by the RAL Originator, or the sale and servicing of HTMAC's retained interest in the Pool RALs, for such Tax Year, as well as all material operative agreements executed by Tax Masters, HTMAC or their Affiliates relating to the financing or sale of such retained interest for such Tax Year, in each case only to the extent (i) such agreements are reasonably necessary to be reviewed by BFC in connection with the opinions contemplated by this Section 2.1(c), and
      (ii) the terms of such agreements permit disclosure to third parties; provided, however, that neither Tax


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      Masters nor HTMAC shall add any provision to any such agreement that unreasonably prohibits disclosure to BFC, its accountants or counsel engaged in connection with the issuance of any opinion pursuant to this
      Section 2.1(c), or the entity, if any, engaged by BFC to effectuate any financing or sale transaction. BFC hereby agrees to hold all such agreements in strict confidence and not provide any copies or disclose any terms therein to any party other than its accountants, its counsel and the entity, if any, with whom BFC proposes to effectuate any financing or sale transaction; provided, however, that, notwithstanding any other provision in this Agreement, if such entity or an Affiliate of such entity is deemed by Tax Masters to be a competitor of Tax Masters in the making or servicing of RALs, then the disclosure of such agreements to such entity may be restricted by Tax Masters to the extent deemed necessary by Tax Masters, in its sole discretion, to protect its business interests and trade secrets. To the extent that the terms and conditions of this Section 2.1(c) are inconsistent with the terms and conditions of the Second ICB Consent Letter, the terms and conditions of the Second ICB Consent Letter shall control.

            Section 2.2. Payment. Each Business Day, not later than 9:00 a.m., New Jersey time, Tax Masters as servicer for the RAL Originator shall give notice to BFC (which notice may be by telephone, e-mail or facsimile) of the number and Principal Amount of Pool RALs made by the RAL Originator and in which HTMAC has purchased a Participation Interest on the preceding Business Day (it being understood that, for such purpose, a Pool RAL shall be deemed to be made at the time set forth in the definition of "Principal Amount" in this Agreement), together with the Purchase Price for the Participation Interest corresponding to such Pool RALs. Not later than 4:00 p.m., New Jersey time, on such Business Day, BFC shall pay to HTMAC the full amount of such Purchase Price. Such payment shall be made to HTMAC at such domestic account designated by HTMAC by notice to BFC from time to time, in United States dollars and in funds immediately available at such office at such time, without setoff, withholding, counterclaim or other deduction of any nature whatsoever.

            Section 2.3. Purchase Price. The Purchase Price for a Participation Interest shall be equal to the sum, for each Pool RAL corresponding to such Participation Interest, of the product of (i) the Applicable Percentage applicable to such Pool RAL, times (ii) the Principal Amount of such Pool RAL (the aggregate amount referred to in this Section being referred to as the " Purchase Price" with respect to such Participation Interest).

            Section 2.4. Float Adjustment. Tax Masters shall pay to BFC an amount equal to the product of $.50 times the number of Pool RACs (other than Pool RACs issued through a Major Franchisee or a subfranchisee of a Major Franchisee) issued during the Tax Period. Such amount shall be due and payable by Tax Masters by wire transfer not later than thirty (30) days after the last day that RACs are offered for such Tax Period.

            Section 2.5. Applicable Percentages. The Applicable Percentage for Corporate Pool RALs shall be 40%; provided, however, the Applicable Percentage for Corporate Pool RALs shall be 49.999999% for each Tax Period during which Tax Masters (or any of its Affiliates) is the exclusive facilitator of a Refund Anticipation Check Service to customers of Block Offices owned by Block Services, Corporate Franchisees and any of Block Services' Affiliates. The Applicable Percentage for a Major Franchisee Pool RAL shall be 25%.

Notwithstanding the foregoing provisions of this Section 2.5, any Applicable Percentage (a) for a particular Tax Period may be such lesser percentage as specified by BFC by giving written notice to Tax Masters and HTMAC on or before September 1 immediately prior to such Tax Period (it being understood that (i) such lesser percentage shall pertain only to the particular Tax Period for which such notice is given and (ii) if no such notice is given for a particular Tax Period, the Applicable Percentages shall be the percentages as set forth in this
Section 2.5), or (b) for any portion of a particular Tax Period shall be reduced to zero if BFC has exceeded its internal funding limit (it being understood that (i) the reduction of the percentage to zero shall only be in effect during the periods of time BFC has exceeded its internal funding limit and (ii) for the periods of time BFC has not exceeded its internal funding limit, the Applicable Percentages shall be the percentages as set forth in this Section 2.5).

                                  ARTICLE III
              SERVICING, ADMINISTRATION AND COLLECTION OF POOL RALS

            Section 3.1. Servicing and Administration of Participated Pool RALs. Tax Masters as servicer for the RAL Originator shall underwrite, service and administer the Participated Pool RALs and shall collect payments due under the Participated Pool RALs in accordance with its customary and usual servicing procedures for servicing RALs made by the RAL Originator through Block Offices or Major Franchisees or subfranchisees of Major Franchisees and in accordance with the RAL Guidelines, and in which HTMAC has purchased a Participation Interest. Tax Masters as servicer for the RAL Originator shall, subject to the terms of this Section 3.1, have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration that it may deem necessary or desirable. Without limiting the generality of the foregoing, Tax Masters as servicer for the RAL Originator is hereby authorized and empowered to execute and deliver, on behalf of BFC, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Participated Pool RALs and, after the delinquency of any Participated Pool RAL and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Participated Pool RALs. In addition, without limiting the generality of the foregoing, Tax Masters as servicer for the RAL Originator is hereby authorized and empowered, in the ordinary course of collecting any Defaulted Pool RAL, to sell or transfer such Defaulted Pool RAL free and clear of any interest of BFC (proceeds of such sale or transfer being treated as Collections for purposes of Section 3.2). BFC shall furnish Tax Masters with any documents necessary or appropriate to enable Tax Masters to carry out its servicing and administrative duties hereunder. Tax Masters shall not be obligated to use servicing procedures, offices, employees or accounts for servicing the Participated Pool RALs that are separate from the procedures, offices, employees and accounts used by Tax Masters in connection with servicing other refund anticipation loans.

            Section 3.2. Collections. On each Business Day not later than 4:00 p.m., New Jersey time, Tax Masters as servicer for the RAL Originator shall distribute the Applicable Percentage in all Collections (except those payments received from the Internal Revenue Service ("IRS") in the normal processing of refunds designated for direct deposit) with respect to each Participated Pool RAL received by Tax Masters as servicer for the RAL Originator (or any of its

Affiliates) on the preceding Business Day (less collection fees payable by BFC to Tax Masters or its Affiliates pursuant to Section 3.4). Such distribution shall be made to BFC at such domestic account designated by BFC by notice to Tax Masters from time to time, in United States dollars and in funds immediately available at such office at such time, without setoff, withholding, counterclaim or other deduction of any nature whatsoever and regardless of the form of Collection received by Tax Masters as servicer for the RAL Originator (or any of its Affiliates). Funds received from the IRS as part of the normal processing of refunds designated for direct deposit will be distributed to BFC in the manner provided herein on the day that RAL Originator receives such funds in its designated account(s) at the applicable United States Federal Reserve Bank; provided, that one day's interest shall be deducted by Tax Masters as servicer for the RAL Originator from each such payment in order to reflect the fact that the fundings of Participated Pool RALs are on a one-day delayed basis. For the purpose of the above-referenced interest deduction, interest shall be calculated on the basis of a 365 day year (or a 366 day year in a leap year) at the 30 day dealer placed commercial paper rate as published in the Money Rates section of the Wall Street Journal for the previous Business Day.

            Section 3.3. Reports; Records for BFC.

            (a) Daily Reports. On each Business Day during an Applicable Tax Period, Tax Masters as servicer for the RAL Originator shall prepare and forward to BFC a report setting forth (i) the aggregate amount of Collections processed by Tax Masters as servicer for the RAL Originator (or any of its Affiliates) with respect to Participated Pool RALs on the preceding Business Day and BFC's share thereof, (ii) the number of, and aggregate outstanding amount of, Participated Pool RALs as of the close of business on the preceding Business Day and BFC's share thereof, and (iii) the number of Pool RACs made by the RAL Originator on the preceding Business Day and BFC's share of RAC fees pertaining thereto. Tax Masters as servicer for the RAL Originator shall at all times maintain its computer files with respect to Pool RACs and Participated Pool RALs in such a manner so that Pool RACs and Participated Pool RALs may be specifically identified.

            (b) Monthly Reports. On the 8th day of each calendar month, or if such day is not a Business Day, the immediately preceding Business Day, Tax Masters as servicer for the RAL Originator shall forward to BFC a report setting forth (i) the aggregate amount of Collections processed with respect to Participated Pool RALs during the preceding calendar month and BFC's share thereof, (ii) the aggregate amount of Participated Pool RALs outstanding as of the end of the last day of the preceding calendar month and BFC's share thereof, (iii) an aging of Participated Pool RALs outstanding as of the end of the last day of the preceding calendar month,
      (iv) the aggregate Defaulted Pool RALs as of the end of the last day of the preceding calendar month and BFC's share thereof, (v) the number of Pool RACs made during the preceding calendar month and BFC's share of Collections pertaining thereto, and (vi) the aggregate Participated Pool RALs that are not Defaulted Pool RALs but with respect to which payment has not been received within 30 days after such Participated Pool RALs were made by the RAL Originator and a participation interest therein was purchased by BFC, and BFC's share thereof. Such report shall be accompanied by an officer's certificate, stating that to the best of such officer's knowledge such report is complete and accurate.

            (c) Independent Accountants' Reports. BFC may cause a firm of nationally recognized independent accountants (who may also render services to Tax Masters) to furnish, at the expense of BFC, a report to BFC, HTMAC and Tax Masters to the effect that such firm has made a study and evaluation of the RAL Originator's, HTMAC's and Tax Masters' internal accounting controls relative to the making of Pool RACs and servicing of Participated Pool RALs under this Agreement, and that, on the basis of such study and evaluation, such firm is of the opinion (assuming the accuracy of any reports generated by the RAL Originator's, HTMAC's and Tax Masters' third party agents) that the systems of internal accounting controls in effect on the date set forth in such report relating to making of Pool RALs by the RAL Originator and servicing procedures performed by Tax Masters as servicer for the RAL Originator pursuant to the terms of this Agreement, taken as a whole, were sufficient for the prevention and detection of errors for such exceptions, errors or irregularities as such firm shall believe to be immaterial to the financial statements of the RAL Originator, HTMAC and Tax Masters and such other exceptions, errors or irregularities as shall be set forth in such report.

            Section 3.4. Collection Fee for Defaulted Pool RALs. BFC shall pay to Tax Masters as servicer for the RAL Originator a collection fee in an amount equal to the Applicable Percentage with respect to a Defaulted Pool RAL, times 25% of the Principal Amount of each Defaulted Pool RAL collected by collection offices of Tax Masters as servicer for the RAL Originator or any of its Affiliates. Such fee shall be paid in the form of a deduction from Collections remitted to Tax Masters (or an Affiliate of Tax Masters) pursuant to Section 3.2 pertaining to such Participated Pool RAL.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            Section 4.1. General Representations and Warranties of Tax Masters and HTMAC. Tax Masters and HTMAC hereby represent and warrant to BFC as of the date hereof (which representations and warranties shall survive any purchase and sale of Participation Interests pursuant to this Agreement):

            (a) Organization and Good Standing. ICB is a commercial bank duly organized and validly existing under the laws of the State of California, has its principal banking office located in the State of California and has a bank branch located and authorized to conduct banking operations in the State of Nevada. ICB has full corporate power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement. Each of Tax Masters and HTMAC is a corporation duly organized and validly existing under the laws of the State of Delaware and has full corporate power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

            (b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by each of HTMAC and Tax Masters by all necessary corporate action on their part and this Agreement will remain, from the time of its execution, an official record of Tax Masters and HTMAC.

            (c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement mortgage, deed of trust, or other instrument to which Tax Masters or HTMAC is a party or by which it or any of their properties are bound.

            (d) ICB's Deposit Accounts. Deposits in ICB's deposit accounts are insured to the limits provided by law by the Bank Insurance Fund administered by the Federal Deposit Insurance Corporation.

            Section 4.2. Representations and Warranties of HTMAC Relating to the Participated Pool RALs. Tax Masters and HTMAC hereby represent and warrant to BFC as of each Closing Date (which representations and warranties shall survive any purchase and sale of Participation Interests pursuant to this Agreement):

            (a) Eligible RAL. Each Participated Pool RAL is an Eligible RAL as of the Closing Date relating to the Participation Interest sold to BFC with respect to such Participated Pool RAL.

            (b) Sale and Ownership; Title. Each sale of a Participation Interest by HTMAC to BFC on such Closing Date constitutes either (i) a valid sale, transfer, assignment, set over and conveyance to BFC of all right, title and interest of HTMAC in and to such Participation Interest (and the Applicable Percentage in the underlying Pool RALs), free and clear of any Lien of any Person claiming through or under HTMAC or any of its Affiliates, or (ii) if it is ultimately determined by a court of competent jurisdiction that a sale from HTMAC to BFC did not occur, then a grant of a security interest (as defined in the UCC as in effect in the applicable state) by HTMAC to BFC in each Participation Interest purportedly conveyed pursuant to such sale. On each Closing Date, immediately prior to any such sale of (or grant of a security interest in) a Participation Interest, HTMAC will be the sole legal and beneficial owner of, and will have marketable title to, the Participation Interest in the underlying Pool RALs, free and clear of any Lien, claim or encumbrance (other than the interests of BFC contemplated by this Agreement). Neither HTMAC nor any Person claiming through or under HTMAC shall have any claim to or interest in such Participation Interest, except for the interest of HTMAC therein as a "debtor" (specifically, as seller of payment intangibles) for purposes of Article 9 of the UCC.

            Section 4.3. Remedy For Breach of Representations and Warranties. In the event of a breach of any of the representations and warranties set forth in
Section 4.1, BFC may by notice then given in writing to HTMAC direct HTMAC to accept reassignment of the Participation Interests within 30 days of such notice (or within such longer period as may be specified in such notice but in no event later than 120 days), and HTMAC shall be obligated to accept reassignment of the Participation Interests on a date specified by BFC (the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, the representations and warranties contained in Section 4.1 shall then be true and correct in all material respects. In connection with such reassignment, HTMAC shall remit to BFC on the Reassignment Date an amount equal to the aggregate of the respective Applicable Percentages of the Repurchase Values of each Participated Pool RAL (the "Reassignment Amount"). Such remittance shall be made to BFC at such domestic account designated by BFC by notice to HTMAC, in United States dollars and in funds immediately available at such office at such time, without setoff, withholding, counterclaim or other deduction of any nature whatsoever. Except as provided in Section 5.1, the obligation of HTMAC to purchase the Participation Interests in accordance with this Section 4.3 shall constitute the sole remedy respecting any breach of the representations and warranties set forth in Section 4.1 available to BFC.

            On the date on which the Reassignment Amount has been paid to BFC, the Participation Interests in the uncollected Participated Pool RALs, all monies due or to become due with respect thereto and all proceeds thereof shall be released to HTMAC, or its designee or assignee, and BFC shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty (except only for the warranty that since the date of sale by HTMAC to BFC, BFC has not sold, transferred or encumbered any such Participated Pool RALs or interest therein), as shall reasonably be requested by HTMAC to vest in HTMAC, or its designee or assignee, all right, title and interest of BFC in and to the Participation Interests in the uncollected Participated Pool RALs, all monies due or to become due with respect thereto and all proceeds thereof. BFC's right to resell and HTMAC's obligation to repurchase a Participation Interest pursuant to this Section 4.3 shall apply only to a Participation Interest that is adversely affected by or impaired as a result of a breach of a representation or warranty.

            Section 4.4. Transfer of Ineligible RALs.

            (a) Repurchase. In the event of a breach with respect to a Participated Pool RAL of any representations and warranties set forth in
      Section 4.2(b)(i), or in the event that a Participated Pool RAL is not an Eligible RAL as a result of the failure to satisfy the conditions set forth in clause (c) of the definition of Eligible RAL, and as a result of such breach of event such Participated Pool RAL is charged off as uncollectible or BFC's rights in, to or under the Participation Interest therein are materially impaired, then, upon the earlier to occur of the discovery by BFC of such breach or event, or receipt by BFC of written notice from HTMAC of such breach or event, BFC may by notice then given in writing to HTMAC direct HTMAC to repurchase the Participation Interest in each such Participated Pool RAL within 30 days of such notice (or within such longer period as may be specified in such notice but in no event later than 120 days) on a date specified by BFC occurring within such applicable period on the terms and conditions set forth in Section 4.4(c).

            (b) Repurchase After Cure Period. In the event of a breach of any of the representations and warranties set forth in Sections 4.2 and 2.1(a), or in the event that a

      Participated Pool RAL is not an Eligible RAL as a result of the failure to satisfy the conditions set forth in the definition of Eligible RAL or Pool RAL (contingent on that failure not being caused by (i) any misrepresentation or omission to state a material fact by a RAL Customer, or (ii) action or inaction of any Block Office, Major Franchisee, or subfranchisee of a Major Franchisee to perform its explicit obligations under this Agreement, or a corporate franchise agreement between Block Services and a Corporate Franchise a Major Franchisee RAL Agreement, or a subfranchisee agreement relating to the RAL Program between a Major Franchisee and a subfranchisee, as applicable (except for any action or inaction by such entities due to changes to the RAL Program required by the RAL Originator, HTMAC or Tax Masters outside of the deadlines set forth in this Agreement for any such changes), other than a breach or event as set forth in Section 4.4(a), and as a result of such breach any Participated Pool RAL becomes a Defaulted Pool RAL or BFC's rights in, to or under the Participated Pool RAL or its proceeds are materially impaired, then, upon the expiration of 60 days (or such longer period as may be agreed to by BFC, but in not event later than 120 days) from the earlier to occur of the discovery of any such event by BFC or receipt by BFC of written notice from Tax Masters or HTMAC of any such event, BFC may by notice then given in writing to Tax Masters and HTMAC direct HTMAC to repurchase the Participation Interest in each such Participated Pool RAL within 30 days of such notice (or within such longer period as may be specified in such notice but in no event later than 120 days) on the terms and conditions set forth in Section 4.4(c); provided, however, that no such repurchase shall be required to be made if, on any day prior to such repurchase, such representations and warranties with respect to such Participated Pool RAL shall then be true and correct in all material respects as if such Participated Pool RAL had been created on such day.

            (c) Procedures for Repurchase. When the provisions of Sections 4.4(a) or 4.4(b) require repurchase of a Participation Interest in a Participated Pool RAL (such Participated Pool RAL being hereinafter referred to as an "Ineligible RAL"), HTMAC shall accept reassignment of such Participation by remitting to BFC an amount equal to the Applicable Percentage of the Repurchase Value of the Ineligible RAL as of the date of such repurchase. Such remittance shall be made to BFC at such domestic account designated by BFC by notice to HTMAC, in United States dollars and in funds immediately available at such office at such time, without setoff, withholding, counterclaim or other deduction of any nature whatsoever. Upon such remittance, BFC shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to HTMAC, without recourse, representation or warranty (except for the warranty that since the date of conveyance by HTMAC to BFC, BFC has not sold, transferred or encumbered any such Participation Interest), all right, title and interest of BFC in and to such Participation Interest. BFC shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by HTMAC to evidence the conveyance of such Participation Interest in the Ineligible RALs, all monies due or to become due with respect thereto and all proceeds thereof pursuant to this Section 4.4(c). The obligation of HTMAC to repurchase Participation Interests in Ineligible RALs in accordance with this Section 4.4(c) shall constitute the sole remedy respecting any breach of the representations and warranties set forth in Section 4.2 available to BFC.

            (d) Impairment. For the purposes of Sections 4.4(a) and (b) above, proceeds of a Participated Pool RAL shall not be deemed to be impaired hereunder solely because such proceeds are held by HTMAC for more than the applicable period under Section 9-315(d) of the UCC as in effect in the State of Delaware.

                                   ARTICLE V
                                      TERM

            Section 5.1. Termination of Purchase and Sale Obligations. The obligations of HTMAC to sell Participation Interests in Pool RALs pursuant to
Section 2.1 that are RALs described in paragraph (a) of the definition of "Principal Amount" in this Agreement and the obligations of BFC to purchase Participation Interests in such Pool RALs pursuant to Section 2.1, may be terminated:

            (a) by the mutual written agreement of BFC and HTMAC;

            (b) by either party, if the Second Amended and Restated RAL Operations Agreement has been terminated;

            (c) by Tax Masters or HTMAC, if (i) there is a failure by BFC to perform or observe any material term, covenant or agreement contained in this Agreement, and any such failure shall remain unremedied for 10 days after written notice of such failure shall have been given to BFC by Tax Masters or HTMAC, (ii) there is an order or decree restraining, enjoining, prohibiting, invalidating or otherwise preventing the transactions contemplated by this Agreement or Tax Masters's or HTMAC's performance of any of their material obligations under this Agreement, (iii) there shall be pending, or any Governmental Authority shall have notified Tax Masters or HTMAC of its intention to institute, any action, suit or proceeding against Tax Masters or HTMAC to restrain, enjoin, prohibit, invalidate or otherwise prevent the transactions contemplated by this Agreement or Tax Masters's or HTMAC's performance of any of their material obligations under this Agreement, (iv) any Participated Pool RAL or purchase or sale of a Participation Interest in a Participated Pool RAL, or Tax Masters's or HTMAC's performance of any of their material obligations under this Agreement, would be illegal, and there are no reasonable steps that Tax Masters or HTMAC could take to prevent such illegality; or (v) there is a dissolution, termination of existence, insolvency, appointment of a receiver of any part of the property of, or assignment for the benefit of creditors by, or the commencement of any proceeding by or against BFC under any bankruptcy or insolvency law;

            (d) by BFC, if (i) there is a failure by Tax Masters or HTMAC to perform or observe any material term, covenant or agreement contained in this Agreement and any such failure shall remain unremedied for 10 days after written notice of such failure shall have been given to Tax Masters and HTMAC by BFC, (ii) there is an order or decree restraining, enjoining, prohibiting, invalidating or otherwise preventing BFC's performance of any of its material obligations hereunder, (iii) there shall be pending, or any Governmental Authority shall have notified BFC of its intention to institute, any action, suit or proceeding against BFC to restrain, enjoin, prohibit, invalidate or otherwise prevent BFC's performance of any of its material obligations hereunder,
      (iv) BFC's performance of any of its material obligations hereunder would be illegal and there are no reasonable steps that BFC could take to prevent such illegality, or (v) there is a dissolution, termination of existence, insolvency, appointment of a receiver of any part of the property of, or assignment for the benefit of creditors by, or the commencement of any proceeding by or against Tax Masters or HTMAC under any bankruptcy or insolvency law; or

            (e) by BFC, if as of any September 15, any representation or warranty of Tax Masters or HTMAC set forth in Section 4.1 would not be true, if repeated as of such date; provided that BFC gives notice of such termination not later than the September 30 next following such September 15.

Tax Masters, HTMAC or BFC shall exercise a right of termination provided above by written notice to the other party. Upon such termination, all obligations of HTMAC to sell Participation Interests in Pool RALs pursuant to Section 2.1 that are RALs described in paragraph (a) of the definition of "Principal Amount" in this Agreement and all obligations of BFC to purchase Participation Interests in such Pool RALs pursuant to Section 2.1 shall automatically cease and BFC shall have no further obligation to purchase additional Participation Interests corresponding to such Participated Pool RALs. Termination pursuant to this Section shall not otherwise affect the rights or obligations of the parties hereto under this Agreement. Without limitation, such termination shall not affect the obligations of HTMAC to sell Participation Interests pursuant to
Section 2.1 with respect to Pool RALs that are RALs described in paragraph (b) of the definition of "Principal Amount" in this Agreement to the extent that the Underlying RAL is itself a Participated Pool RAL with respect to which a Participation Interest was sold to BFC prior to such termination, and shall not affect the obligation of BFC to purchase a Participation Interest with respect to such Pool RAL pursuant to Section 2.1.

            Section 5.2. Right to Exclude Certain RALs. If, from time to time, BFC, HTMAC or Tax Masters believes in good faith that any specified RALs (of the type described in paragraph (a) of the definition of "Principal Amount" in this Agreement) that otherwise would constitute Pool RALs may violate or conflict with any requirement of law in any jurisdiction, such party (the "Notifying Party") may give notice to the other parties of such fact, specifying the applicable jurisdictions, and specifying such further actions on the part of BFC, Block Tax Services, the RAL Originator or other Persons, if any, as would in the opinion of the Notifying Party prevent such violation or conflict. Unless such steps have been taken within seven days after receipt of such notice, then, effective from and after such seventh day such RALs made after such day in such specified jurisdiction shall not constitute Pool RALs (such RALs being hereinafter referred to as "Excluded RALs"). If such steps subsequently are taken, and the other party gives notice to the Notifying Party of such fact, then the Notifying Party, shall, as promptly as practicable after such notice, by further notice to such other party, revoke its earlier designation of such RALs as Excluded RALs, and RALs of the specified type made after the date of such revocation shall not constitute Excluded RALs (and hence shall constitute Pool RALs).

                                   ARTICLE VI
                     CERTAIN RIGHTS OF TAX MASTERS AND HTMAC

            Section 6.1. Certain Rights of Tax Masters and HTMAC.

            (a) Rescission. If any payment received or application of funds made by Tax Masters or HTMAC on account of any Participated Pool RAL shall be rescinded or otherwise shall be required (or if Tax Masters or HTMAC believes in good faith that such payment or application of funds is or may be required) to be returned or paid over by Tax Masters or HTMAC at any time, BFC, promptly upon notice from Tax Masters or HTMAC, shall pay to HTMAC an amount equal to the Applicable Percentage of the amount so rescinded or returned or paid over, together with the Applicable Percentage of any interest or penalties payable with respect thereto.

            (b) Payover. If BFC receives any payment or makes any application on account of its Participation Interest in any Participated Pool RAL, BFC shall promptly pay over to HTMAC the amount in excess of the Applicable Percentage of the amount so received or applied and until so paid over, the same shall be held by BFC in trust for HTMAC.

            Section 6.2. Indemnification. Immediately upon Tax Masters' or HTMAC's demand therefor, BFC shall reimburse and indemnify Tax Masters and HTMAC for and against the Applicable Percentage share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of every kind and nature whatsoever that may be imposed upon, incurred by or asserted against Tax Masters or HTMAC, acting pursuant hereto, or in any way relating to or arising out of this Agreement or any Participated Pool RAL or the origination or servicing thereof, or any action taken or omitted by Tax Masters or HTMAC under this Agreement or any Participated Pool RAL, including, without limitation, any amounts payable by Tax Masters pursuant to the Second Amended and Restated RAL Operations Agreement (pursuant to indemnification provisions thereof or otherwise), and any amounts that Tax Masters or HTMAC shall be required to pay or repay to any statutory representative of any Obligor or Originator Party or to creditors of any such Obligor or Originator Party acting as such statutory representative (all of the foregoing being referred to collectively as "Claims"); provided, however, that BFC shall not be liable under this Section 6.2 for its Applicable Percentage of
(i) any obligation of HTMAC to repurchase Participation Interests in accordance with Sections 4.3 and 4.4, (ii) any out-of-pocket expenses of Tax Masters on account of origination of ordinary and routine servicing of Participated Pool RALs, to the extent duplicative of amounts as to which BFC has paid its Applicable Percentage share pursuant to Article II, (iii) attorneys' fees and related litigation expenses incurred by Tax Masters or HTMAC with respect to Claims (it being understood that each party shall be responsible for its own attorneys' fees and related litigation expenses with respect to Claims), (iv) any Claim attributable to a Participated Pool RAL failing to be an Eligible RAL,
(v) any Claim attributable to a breach by Tax Masters or HTMAC of an express obligation of Tax Masters or HTMAC under this Agreement, or (vi) any Claim attributable to the gross negligence or willful misconduct of Tax Masters or HTMAC. Notwithstanding any other provision herein, if BFC breaches any of its obligations hereunder and any such breach results in a claim for indemnification by the RAL Originator against Tax Masters or HTMAC, Tax Masters and


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

HTMAC shall have the right to indemnification from BFC to the extent Tax Masters or HTMAC is required to indemnify the RAL Originator.

            Nothing in this Section 6.2 shall be construed to make BFC liable for (i) any portion of any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements imposed upon, incurred by or asserted against Tax Masters, HTMAC or any of their Affiliates relating solely to or arising solely from any RAL other than a Participated Pool RAL or a RAC other than a Pool RAC or (ii) any Claim with respect to which Tax Masters or HTMAC is indemnified by any third party (including, without limitation, Block Tax Services or any other Originator Party). Tax Masters or HTMAC shall remit to BFC the Applicable Percentage of any amount received by Tax Masters or HTMAC as indemnification from a third party to the extent such indemnification pertains to a Claim for which BFC previously indemnified Tax Masters or HTMAC pursuant to this Section 6.2.

            If different Applicable Percentages apply to Pool RALs with respect to which a Claim arises, then (A) to the extent the Claim is identifiable to a particular Pool RAL or to Pool RALs made in a particular Tax Period, the Applicable Percentage applicable to BFC's indemnification obligation with respect to such Claim shall be equal to the Applicable Percentage applicable to such particular Pool RAL or to such Tax Period, as the case may be and (B) otherwise, the Applicable Percentage applicable to BFC's indemnification obligation with respect to such Claim shall be a weighted average of the Applicable Percentages applicable to the Pool RALs or the Tax Period with respect to which such Claim arose.

            Section 6.3. Survival. The obligations of BFC under this Article VI shall survive any termination under Section 5.1 and all other events and conditions whatever. If and to the extent that any obligation of BFC under this
Article VI is unenforceable for any reason, BFC agrees to make the maximum contribution to the payment and satisfaction of such obligation which is permitted under applicable law.

                                   ARTICLE VII
                                  MISCELLANEOUS

            Section 7.1. Customer Lists. To the extent permitted by applicable law, Tax Masters as servicer for the RAL Originator agrees to provide to BFC, or any Affiliate of BFC during the term of this Agreement, within a reasonable time after BFC's (or such Affiliate's) request but not more than twice during any calendar year, a list of all persons (and, their full mailing addresses) to whom the RAL Originator made and HTMAC purchased Pool RALs or Pool RACs during the most recently ended Tax Period. Such list shall be provided in electronic form and, to the extent reasonably practicable, in a form typical of mailing lists purchased in the open market. Neither BFC nor its Affiliates shall use, or permit the use of, such list for purposes of soliciting customers for credit related products. BFC and such Affiliates shall take appropriate action by agreement with third parties having access to such list to prohibit such third parties from using such list for purposes of soliciting customers for credit related products. Tax Masters or HTMAC shall be designated a third-party beneficiary in any such agreement for purposes of enforcing such restricted use of such list.

            Section 7.2. Independent Evaluation. BFC expressly acknowledges (i) that, except as provided in Sections 2.1(a), 4.1 and 4.2, neither Tax Masters nor HTMAC has any representation or warranty, express or implied, to BFC and no act by Tax Masters or HTMAC heretofore or hereafter taken shall be deemed to constitute any representation or warranty by Tax Masters or HTMAC to BFC; and
(ii) that, in connection with its entry into and its performance of its obligations under this Agreement, BFC has made and shall continue to make its own independent investigation of the economic and legal risks associated with the making of RALs and purchase of Participation Interests.

            Section 7.3. Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, or by nationally recognized overnight courier, addressed as follows:

            If to BFC, to:

                  Block Financial Corporation
                  4400 Main Street
                  Kansas City, Missouri  64111
                  Attention: Jeffery A. Yabuki

            If to Tax Masters, to:

                  Household Tax Masters Inc.
                  200 Somerset Corporate Blvd.
                  Bridgewater, New Jersey 08807
                  Attention: Paul Creatura

            If to HTMAC, to:

                  Household Tax Masters Acquisition Corporation
                  200 Somerset Corporate Blvd.
                  Bridgewater, New Jersey 08807
                  Attention:  Paul Creatura

            Any party may change the address to which it desires notices to be sent by giving the other parties ten (10) days prior notice of any such change. Any notices shall be deemed given upon its receipt by the party to whom the notice is addressed.

            Section 7.4. Modification; No Waiver. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto. No waiver of any breach of, or failure to perform or observe, any material term, covenant or agreement contained in this Agreement shall constitute or be construed as a waiver by BFC, HTMAC or Tax Masters of any subsequent breach or failure or of any breach of or failure with respect to any of the other provisions of this Agreement.

            Section 7.5. Prior Understandings. This Agreement supersedes all prior oral understandings between the parties hereto relating to the transactions provided herein.

            Section 7.6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of Delaware, without regard to choice of law rules thereof.

            Section 7.7. Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

            Section 7.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of BFC, HTMAC and Tax Masters and their representative successors and assigns and shall not be assigned by either party hereto without the prior written consent of the other parties hereto, which consent shall not unreasonably be withheld, conditioned or delayed, and any purported assignment without such consent shall be void.

            Section 7.9. Securitizations. Each of Tax Masters and HTMAC will use its reasonable efforts to assist BFC with respect to the negotiation and execution of all instruments and documents and to take all actions that are reasonably necessary, or as BFC may reasonably request, in order to facilitate the sale by BFC of the Participation Interests acquired by BFC pursuant to this Agreement and the assignment by BFC of BFC's rights under this Agreement to an Affiliate of BFC, and the resale of such Participation Interests and the reassignment of such rights by the Affiliate to one or more liquidity providers. Notwithstanding such assignment of its rights, BFC shall remain liable to perform all of its covenants and obligations under this Agreement. To the extent the terms and conditions of this Section 7.9 are inconsistent with the terms and conditions of the Second ICB Consent Letter, the terms and conditions of the Second ICB Consent Letter shall control.

            Section 7.10. Headings. The Article, Section and any other headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any of the provisions hereof.

            Section 7.11. Confidentiality. Without limitation of any other obligations of confidentiality contained in this Agreement, the Second Amended and Restated RAL Operations Agreement or otherwise arising (but subject to the provisions of Section 7.1), all information, materials and documents heretofore or hereafter furnished to BFC (or to its officers, directors, agents, representatives or advisors) by Tax Masters or HTMAC, by Persons acting on behalf of Tax Masters or HTMAC or at Tax Masters' or HTMAC's direction, or otherwise in connection with this Agreement, either orally, in writing or by inspection, regarding the Obligors, any RAL, any RAC, this Agreement or the Second Amended and Restated RAL Operations Agreement shall be deemed confidential and, except to the extent required by law, shall be kept in strict confidence under appropriate safeguards by BFC and its officers, directors, agents, representatives and advisors.

            Section 7.12. Not a Joint Venture. Neither this Agreement nor the transactions contemplated by this Agreement shall be deemed to give rise to a partnership or joint venture between Tax Masters, HTMAC and BFC.

            Section 7.13. HTMAC and Tax Masters Not Tax Preparers. Nothing in this Agreement or the Second Amended and Restated RAL Operations Agreement shall be construed to imply that Tax Masters or HTMAC at any time is in any way responsible for the preparation, filing or contents of any tax return of any Obligor under a Pool RAL, and BFC shall indemnify Tax Masters and HTMAC from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of every kind and nature whatsoever which may be imposed upon, incurred by or asserted against Tax Masters or HTMAC arising from any claim, allegation or assertion that Tax Masters or HTMAC is or may be in any way responsible for the preparation, filing or contents of any such tax return, or that Tax Masters or HTMAC, by virtue of its participation in the transactions contemplated by this Agreement, is engaged in an activity that subjects Tax Masters or HTMAC to any penalty on account of the negotiation of any tax refund check in violation of the Internal Revenue Code of 1986, as amended.

            Section 7.14. Events Prior to Amendment. The parties affirm that they are responsible for performing all of their agreements, duties and obligations under the Second Amended and Restated RAL Participation Agreement arising out of events occurring prior to the effective date of this Agreement, and the provisions of the Second Amended and Restated RAL Participation Agreement shall survive and continue to define the rights and obligations of the parties with respect to such prior events.

            Section 7.15. Financial Privacy. Tax Masters, HTMAC and BFC agree to comply with the financial privacy provisions of Section 7.2 of the Second Amended and Restated RAL Operations Agreement.

            Section 7.16. Effective Date. The effective date of this Agreement shall be the date first written above.

            Section 7.17. Acquisition of Major Franchisees. Tax Masters and HTMAC acknowledge that Block Services and its Affiliates are in the process of repurchasing the major franchise agreements from certain of the Major Franchisees. The parties hereto expressly agree that, for purposes of this Agreement, (a) any Major Franchisee that is acquired by Block Services or an Affiliate of Block Services shall thereafter be considered a Block Office and shall cease to be considered a Major Franchisee, and (b) any Major Franchisee whose major franchise agreement is terminated and who enters into a corporate franchise agreement shall thereafter be treated as a Corporate Franchisee and shall cease to be treated as a Major Franchisee.

            IN WITNESS WHEREOF, the parties hereto have caused this Third Amended and Restated Refund Anticipation Loan Participation Agreement to be executed by their respective officers thereunto duly authorized as of the date set forth above.

                                   BLOCK FINANCIAL CORPORATION

                                   By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                   HOUSEHOLD TAX MASTERS INC.

                                   By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                   HOUSEHOLD TAX MASTERS ACQUISITION CORPORATION

                                   By:
                                         ---------------------------------------
                                         Name:
                                         Title:


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